EXHIBIT 10.03


                              EDUCATIONAL MARKETING
                              ---------------------

                            MASTER SERVICES AGREEMENT
                            -------------------------


THIS MEDICAL EDUCATION MASTER SERVICES AGREEMENT ("Agreement") is made and entered into effective as of AUGUST 7, 2005 ("Effective Date"), by and between ALPHAMEDICA, INC., a DELAWARE corporation (hereinafter "Vendor") with an office and principal place of business at 220 WHITE PLAINS ROAD, TARRYTOWN, NEW YORK 10591. ("Vendor"); and TELZUIT MEDICAL TECHNOLOGIES, INC. with an office and place of business at 5422 CARRIER DR. STE 306 ORLANDO, FL 32819 ("Client").


                                    RECITALS


WHEREAS, Vendor has the ability to develop, implement and/or manage various promotional and non-promotional projects and meetings involving investigators or healthcare, professionals, including, but not limited to, symposia, peer discussions, speakers training, speaker events, and developing, creating and/or distributing publications and materials for a variety of purposes relating to healthcare, medical devise, and pharmaceuticals generally, or Client's product(s) and services or the therapeutic areas relating thereto; and

WHEREAS, Client wishes to utilize such services to develop, implement and manage such projects and provide such services.

NOW, THEREFORE, in consideration of the mutual promises and obligations of the parties, they hereby agree as follows:

1.     DEFINITIONS
       -----------

     For the purposes of this Agreement, the following terms, when written with an initial capital letter, shall have the meanings set forth below:

(a)     Enduring  Materials  -  Materials produced hereunder that are fixed in a
        -------------------
tangible medium, whether or not they are part of, or a follow-on to, a Live Event, and include, but are not limited to printed matter (e.g., publications), electronic recordings, transparencies, slides, programs posted or archived on the Internet, videotape, and audio-tape.

(b)     Expenses  - All out-of-pocket (OOP) expenses (excluding Fees) associated
        --------
with performing the Services under this Agreement, as allowed in Article 4 below and authorized by Client in a Project authorization.

(c)     Fees  -  The  costs  (excluding Expenses) associated with performing the
        ----
Services under this Agreement, as allowed in Article 4 below, authorized by Client in a Project authorization.

(d)     Project  -  Projects are defined above, whereby Client maintains control
        -------
and/or influence either directly or indirectly over the content of the program. Projects include, but are not limited to peer discussions, speakers training, speaker events, and advisory boards. The format for Projects can include, but is not limited to face-to-face meetings and internet-based programs. Projects can be either Promotional in nature (including but not limited to peer discussions and speaker events) or Non-promotional in nature (including speakers training and advisory board meetings).

(e)     Live  Event - A Meeting or Program that is viewed at the same time it is
        -----------
presented, as opposed to a program that is a report, videotape, audio-tape, or Enduring Material. A Live Event may include, but not be limited to symposia, peer discussions, speakers training, and speaker events.

(f)     Meeting or Program - A single occurrence conducted here under by Vendor,
        ------------------
such  as  one  speaker  training meeting, or the development of one publication.

(g)     Non-Promotional  -  A  Project  whereby  (i)  the  content  or materials
        ---------------
developed or contained therein do not reference or imply a Client product or a product that is competitive with a Client product (e.g., a disease awareness educational program); and/or (ii) no purpose of the Project is to promote, market, or positively influence the prescribing of, a Client pharmaceutical product). A Non-Promotional Project is not governed by the rules and regulations of the FDA as promotional.

(h)     Services  -  All  activities  required to be performed by Vendor for the
        --------
successful completion of each Project, Meeting, or Program, approved in writing by Client through a Project authorization.

(i)     Vendor  Project  Proposal  -  A  written proposal submitted by Vendor to
        -------------------------
Client  describing  certain  Services  it  proposes  to  perform.

2.     Term
       ----

This Agreement shall expire upon the latter of August 7, 2006 (the "Expiration Date") or full completion of the Services to be provided pursuant to the terms of a Project authorization authorized by Client prior to the Expiration Date, unless earlier terminated or extended as provided herein.

3.     Scope  of  Services/Project  authorizations
       -------------------------------------------

(a) The description, specifications, and terms and conditions of all Projects undertaken hereunder shall be set forth in a "Project authorization" for each Project accepted and authorized by Client.

At  a  minimum,  each  Project  authorization  shall  consist  of:

     (i) For all Projects, the written proposal shall include a fully completed budget in the form and format mutually agreed upon by Client and vendor. All Services authorized by Client pursuant to a Project authorization will be performed in accordance with, and shall incorporate and be governed by, the terms and conditions of this Agreement and the applicable Project authorization.

(b) Vendor shall perform only those Services that are specifically described in a Project authorization and shall furnish all facilities, labor, supervision, transportation, equipment, and insurance, together with the necessary consumable materials and supplies or any other items, required to perform such Services.

(c) Each Project authorization issued hereunder shall be and remain separate, and independent from every other Project authorization except to the extent expressly stated in a Project authorization or an amendment thereto.

(d) Vendor shall commence applicable Services on the date specified in the Project authorization and agrees that all Services specified thereunder shall occur on or before the completion date specified in each Project authorization.

(e) Nothing herein shall obligate Client to call upon Vendor for the performance of any Services whatsoever except as set forth in a duly accepted and authorized Project authorization.

(h)     Activity  Reports.

     (i) Status Reports. During the performance of Services for each Project, Vendor shall submit to Client on a regular basis, but in no event less frequently than once a month, a report as to the status, Staff hours expended, and Fees and Expenses expended of said Project, Meeting, or Program.

4.     Compensation
       ------------

(a) As full and complete compensation for performing all Services specified by a Client-approved Project authorization and for assuming all duties, responsibilities, and obligations required by this Agreement and such Project authorization, Client will compensate Vendor for Fees and authorized Expenses (subject to Article 3 above) actually incurred in accordance with (ii) the terms set forth in this Agreement and in the Project authorization; (ii) the fixed blended hourly rates set forth in the Vendor Staff Worksheet; and (iii) any applicable Client guidelines, as provided to Vendor in writing. Vendor shall monitor all Fees and Expenses and provide to Client sufficient advance notice and justification for any requests to exceed the amount estimated in each project.

(b) Vendor shall not undertake any commitments nor incur liability on behalf of Client for any Services or expenditures, except as expressly provided for in this Agreement or a Client approved Project authorization, and Client shall not be liable for any Services or expenses not so authorized.


5.     Invoicing  and  Payment
       -----------------------

In consideration of Vendor's timely performance of the Services and subject to the provisions of Article 3 and 4, above, Client shall compensate Vendor as follows:

(a) Except as otherwise provided in this Agreement, or any attachments hereto, Client shall pay Vendor for all Services performed pursuant to terms and conditions of the applicable Project authorization.

(b) Unless otherwise specified in an applicable Project authorization, Vendor's invoices which comply with the requirements set forth in this Agreement and the applicable Project authorization shall be due and payable within 30 days of submissions to Client, without deduction or offset, except as may be agreed to by Vendor and Client in writing.

6.     Client  Supplied  Materials
       ---------------------------

Client shall be responsible for the accuracy, completeness, and regulatory compliance of all information about Client or Client's products or services that Client provides to Vendor pursuant to this Agreement.

7.     Infringement
       ------------

Vendor shall take all necessary and appropriate action to assure that none of the Materials which it shall prepare or which it shall have prepared pursuant to this Agreement shall violate or infringe upon any patent, trademark, copyright, trade secret, or any other proprietary rights of any person, corporation or other entity, and Vendor shall hold Client harmless from any losses incurred as a result of such violation or infringement. Vendor shall be responsible for obtaining assignment of copyright interests from the authors of work to be selected hereunder to allow inclusion of such work as necessary to perform all Services required. Vendor shall hold Client harmless from any losses incurred as a result of Vendor's failure to obtain such assignment of copyright interests.

8.     Confidentiality
       ---------------

In connection with Vendor's performance of Services as set forth herein, Vendor may be furnished or given access to knowledge, information, data, compilations of data, customer-identifying information, reports, and documents which are confidential, trade secrets of, and proprietary to Client (i.e., information not in the public domain) including, but not limited to, information about and on Client's products, customers, and business operations and strategy ("Confidential Information").

Vendor agrees to use Confidential Information only for the purposes of performing Services under this Agreement. Vendor shall not use such Confidential Information for the benefit of itself or any third party, nor shall Vendor divulge or convey to any person or business any such Confidential Information except as strictly necessary to perform the Services, and provided such person or business shall agree in writing to be bound to the obligations of confidentiality hereunder.

Vendor agrees that it will take such steps as may be reasonable to prevent the disclosure or use of any Confidential Information by any of Vendor's employees, agents, or subcontractors, except as expressly permitted hereby.

The obligations hereunder for such Confidential Information shall not apply to information that:

(a)  is or becomes publicly available through no fault of Vendor;
(b) is disclosed to Vendor by a third party entitled to disclose such information;
(c)  is already known to Vendor as shown by its prior written records;
(d) is independently developed by Vendor or its affiliates as evidenced by written records; or
(e) is required by law or court order to be disclosed; provided, however, that in such a case Vendor shall give Client prompt notice of such required disclosure so that Client may have an opportunity to contest such disclosure or obtain protective orders regarding such disclosure.

Vendor acknowledges that the unauthorized use or disclosure of Confidential Information by Vendor or its employees may give rise to irreparable injury to Client and that such injury may not be adequately compensated by damages; that the promises contained in this Agreement have been given for the benefit of Client, and that, accordingly, Client may seek and obtain injunctive relief against Vendor or any individual furnished Confidential Information by Vendor hereunder, without the posting of bond or other security, to prevent the breach or threatened breach of any promise made in this Agreement, in addition to any other legal remedies which may be available to Client. The obligations of Vendor stated in this Article shall remain in full force and in effect after expiration or termination of this Agreement.

All Confidential Information is and shall remain the sole and exclusive property of Client. Neither this Agreement nor any disclosure hereunder shall be deemed, by implication, estoppel, or otherwise, to vest in Vendor any license, interest, or ownership rights of any kind to or under any Confidential Information, inventions, patents, know-how, trade secrets, trademarks, or copyrights owned or controlled by Client or its affiliates.

9.     Indemnification
       ---------------

(a) Indemnification by Vendor. In addition to any and all other indemnification and remedies provided herein, Vendor agrees to indemnify and hold harmless Client and its officers, directors, and employees from and against any and all damages, liabilities, obligations, losses, deficiencies, actions, costs (including reasonable attorneys' fees and expenses), demands, suits, judgments, or assessments (hereafter "Claims") arising out of (a) Vendor's negligence in the performance of any Services; (b) any acts or omissions of Vendor, its employees, subcontractors, or agents in connection with the Services hereunder; or (c) any breach of this Agreement by Vendor, its employees, subcontractors, or agents. In the event of any Claim to which this indemnification applies, Client shall promptly notify Vendor of such Claim pursuant to the notice provisions of Article 17, provided, however, the failure to give such notice shall not relieve Vendor from its indemnification obligations. This obligation shall survive termination or expiration of this Agreement.

(b) Indemnification by Client. In addition to any and all other indemnification and remedies provided herein, Client agrees to indemnify and hold harmless Vendor and its officers, directors, and employees from and against any and all damages, liabilities, obligations, losses, deficiencies, actions, costs (including reasonable attorneys' fees and expenses), demands, suits, judgments, or assessments (hereafter "Claims") arising out of (a) Client's negligence in the performance of any Services; (b) any acts or omissions of Client, its employees, subcontractors, or agents in connection with the Services hereunder; or (c) any breach of this Agreement by Client, its employees, subcontractors, or agents. In the event of any Claim to which this indemnification applies, Vendor shall promptly notify Client of such Claim pursuant to the notice provisions of Article 17, provided, however, the failure to give such notice shall not relieve Client from its indemnification obligations. This obligation shall survive termination or expiration of this Agreement.

10.     Termination
        -----------

(a) Either party may, without prejudice to any other right or remedy it may have, immediately terminate this Agreement, by written notice to the other party, if either of the following events occur: (1) either party materially breaches any provision of this Agreement which breach has not been cured within ten (10) days of written notification of such breach, or, if such breach is not susceptible to cure within such ten (10) day period, if the party to whom the notice is directed has not commenced to cure such breach within such period; or
(2) either party becomes insolvent, makes an assignment for the benefit of creditors, files a petition for bankruptcy, becomes the subject of any receivership proceeding, or admits in writing its inability to pay its debts generally as they become due. In the event of such termination by Client, Vendor shall be reimbursed only for Services actually performed and Expenses actually incurred up to the date of termination, and in no event for any other expenses except as expressly defined below.

(b) For any Project subject to a Client approved Project authorization which has not been concluded prior to the date of termination or cancellation, but with respect to which Vendor has performed Services and incurred Fees and
Expenses:

     (1)  Fee  Services:  Vendor  shall  be  reimbursed  in  accordance with the
          -------------
          pro rata portion completed during the term of the Project until the date of termination;

     (2)  Expenses:  Vendor  shall  be  reimbursed  for  those Expenses actually
          --------
          incurred by Vendor pursuant to the Project authorization prior to the date of such termination which Vendor can show are related to Services specified in the Project, and are not cancelable or otherwise recoverable. Any contracts that Vendor can demonstrate are not cancelable or otherwise recoverable, and that were made on Client's authorization and still existing at the time this Agreement or any Project authorization is terminated, and which were not or could not be assigned by Vendor to Client, shall, at Client's request, be carried to completion by Vendor and paid for by Client in the manner described in Articles 3 and 4 above; and

     (3) In no event shall Client be obligated to pay a total amount greater than the total estimated for each such terminated Project per its applicable Project authorization.


(c) Termination of this Agreement or an approved Project authorization by Client shall not relieve either party from full performance of any obligations incurred prior to such termination date. If specifically requested by Client, Vendor shall continue to perform all or a portion of its duties and responsibilities pursuant to this Agreement during the Termination Period. During the Termination Period, Vendor shall be entitled to be compensated in accordance with the provisions set forth in Articles 3 and 4, above.

(d) In the event that the amount owing to Vendor as of the date of termination or cancellation exceeds the amount previously paid by Client to Vendor, Client shall pay such excess amount due within thirty (30) days of such termination. In the event that the amount previously paid to Vendor as of the date of such termination or cancellation exceeds the amount owed to Vendor, Vendor shall refund such excess amount to Client within thirty (30) days of the termination of this Agreement.

(e) Further, in the event of termination of the Agreement or cancellation of a Project specified by a Client approved Project authorization, notwithstanding any other terms and conditions contained herein, in no event shall either party be liable to the other party for lost profits or incidental or consequential damages.

(f) Upon termination or expiration of this Agreement, no right or liabilities shall arise out of this relationship other than those rights and liabilities otherwise specified in this Agreement, regardless of any plans which may have been made for future Projects.

11.     Privacy
        -------

Vendor acknowledges that in the course of providing Services, it or its authorized employees or subcontractors may receive or have access to personal information of individuals. Vendor acknowledges and agrees with the strong concern of Client regarding the protection and preservation of the privacy and confidentiality of individuals. To the extent that Vendor receives or otherwise obtains access to information that is identifiable to a particular individual as a result of its activities, duties, or obligations hereunder, it agrees that it shall maintain any such information it obtains in strict confidence and shall use such information solely for the purpose of providing Services and for no other purpose whatsoever without that individual's consent. Provided, however, that the foregoing limitation on the dissemination of such information shall not restrict Vendor from transferring such information to a third party contemplated herein (or otherwise engaged by a party with respect to this Agreement) on a strict need to know basis, provided that such receiving third party agrees to ensure the privacy and confidentiality of such information in the manner set forth in this section. Vendor shall also comply with all applicable laws, governmental regulations, rules, requirements, ordinances, and other requirements of local and state authorities and the Federal government regarding such information.

12.     Insurance
        ---------

(a) Unless otherwise agreed to in writing, Vendor shall, at its own expense, carry and maintain during the performance of the Services under this Agreement the following insurance with companies satisfactory to Client and in amounts no less than that specified for each type:

     - Commercial General Liability insurance in an amount of not less than $1,000,000, per claim and annual aggregate, covering premises and operations, independent contractors, bodily injury (including death), personal injury, property damage including, and without limitation, all contractual liability for such injury or damage assumed by Vendor under this Agreement. Client shall be named as additional insured as our interest may appear under the Commercial General Liability policy of insurance.

     - Worker's Compensation in accordance with all federal and state statutory requirements (coverage must include all states in which operations are conducted) and Employer's Liability Insurance in an amount of not less than $500,000 per accident for bodily injury and $500,000 per employee/aggregate for disease;

     - Automobile Liability Insurance with a limit of not less than $500,000.00. Commercial Automobile Liability insurance in an amount of not less than $1,000,000 combined single limit covering bodily injury (including death) and property damage for all owned, hired and non-owned vehicles used by Vendor. Client shall be named as additional insured as our interest may appear under the Automobile Liability policy of insurance;

13.     Independent  Contractor
        -----------------------

Vendor shall perform this Agreement solely as an independent contractor, and not as Client's agent or employee, and shall be solely responsible for the payment of income taxes or other taxes or contributions which are imposed with respect to or measured by wages, salaries, or other compensation, for all amounts paid to Vendor hereunder (including making such estimated payments as may be necessary or appropriate) and Vendor hereby agrees to indemnify and save Client and its affiliates harmless against any and all such liability or claims therefor. Vendor shall also be fully and solely responsible for the generation and dissemination of all required tax forms relating to its subcontractors or any other persons engaged by Vendor pursuant to this Agreement or any Project authorization. Vendor has no authority hereunder to make any statement, representation, or commitment of any kind on behalf of Client or to bind Client to the performance of any duties or accept on behalf of Client any responsibilities. Neither party shall hold itself out to third persons as purporting to act on behalf of, or serving as the agent of, the other party, except as contemplated by this Agreement. Vendor shall not be authorized to enter into any contract or agreement on behalf of Client without the express authorization of Client.


14.     Assignment
        ----------

This Agreement shall be binding upon and inure to the benefit of the parties and their affiliates, successors and assigns. Neither party may assign its rights and obligations under this Agreement without the prior written consent of Client the other.

15.     Attachment
        ----------

Any Appendix to this Agreement is hereby incorporated by reference and made a part of this Agreement. In case of any conflict between or among this Agreement and any of its Appendices, the terms of this Agreement shall prevail over the Appendices.

16.     Waiver
        ------

No failure on the part of either party to exercise and no delay in exercising any right hereunder shall operate as a waiver of such right nor shall any single or partial exercise of such right preclude any other further exercise thereof or the exercise of any other right.

17.     Notices
        -------

All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally, by facsimile, or when sent by registered or certified mail, return receipt requested, addressed to the address set forth below. If notice is sent by registered or certified mail, postage will be prepaid. Notices may also be transmitted electronically between the parties provided that proper arrangements are made in advance to facilitate such communications and provide for their security and verification.

     If to Vendor:          ALPHAMEDICA, INC.
                            220 WHITE PLAINS ROAD
                            TARRYTOWN, NEW YORK 10591
                            Attention:  Michael Faust

If to Client:               TELZUIT
                            MEDICAL TECHNOLOGIES, INC.
                            5422 CARRIER DR. STE 306
                            ORLANDO, FL  32819
                            Attention:  Don Sproat

Either party may change its address at any time by giving notice to the other party in the manner specified herein.

18.     Governing  Law
        --------------

Except where preempted by federal law, this Agreement will be enforced, governed by, and construed in accordance with the laws of the State of New York, excluding any choice of law principles that would cause the law of any other jurisdiction to be applied. The parties hereto agree that the proper and exclusive forum for any litigation of any disputes or controversies arising out of or related to this Agreement shall be the courts of the State of New York in and for Westchester County and that the venue of any action brought in federal courts will be the applicable U.S. Federal Judicial District for the Southern District of New York. The parties agree that such courts shall have in personam
                                                                     -- --------
jurisdiction over such disputes and controversies, and the parties further waive
------------
any defense or objection to the jurisdiction or venue of such courts under the doctrine of forum non conveniens.
              -----  ---  ----------


19.     Severability
        ------------

In the event any provision of this Agreement is found to be invalid, illegal, or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

20.     Entire  Agreement
        -----------------

This Agreement constitutes the entire agreement between the parties with respect to this Agreement, and all prior agreements relating to the Services hereunder, express or implied, written or oral, are nullified and superseded hereby. This Agreement may not be modified, amended, assigned, supplemented, or rescinded, except by an instrument in writing executed by the parties hereto.

21.     Counterparts
        ------------

This Agreement, and any amendment or supplement hereto, may be executed in several counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have hereunto signed this Agreement as of the Effective Date first above written.

     TELZUIT MEDICAL TECHNOLOGIES, INC.                ALPHAMEDICA, INC.



By:                                          By:

Name:     Don Sproat                         Name:     Michael Faust
          ----------                                   -------------

Title:     Chief Executive Officer           Title:     Chairman
           -----------------------                      --------

Date:                                        Date:
      -------------                                ---------------